AMENDMENT AGREEMENT TO
CONVERTIBLE PROMISSORY NOTE

THIS AMENDMENT AGREEMENT (the "Amendment Agreement") is dated for reference as of the 11th day of November, 2009.

BETWEEN:

DORAL ENERGY CORP., a Nevada corporation

(the “Borrower")

OF THE FIRST PART

AND:

W.S. OIL & GAS LIMITED, a Texas limited partnership

(the “Lender")

OF THE SECOND PART

WHEREAS:

A.                      On or about August 24, 2009, the Borrower issued a convertible promissory note (the “Convertible Note”) to the Lender, pursuant to which the Borrower has agreed to pay to the Lender a total of $500,000; and

B.                      The Borrower and the Lender wish to amend the terms of the Convertible Note in the manner described below,

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.          Section 2(a) of the Convertible Note is deleted in its entirety and is replaced with the following:

2.	Conversion

          (a)      At any time after an Event of Default (as defined below), the Lender shall have the option to convert any remaining principal and interest due on this Note into fully-paid and nonassessable shares of the Borrower’s Common Stock at a conversion rate (the “Conversion Rate”) equal to the greater of (i) four times Fair Market Value (4 x Fair Market Value) as of the date this conversion right is exercised; and (ii) $0.05. “Fair Market Value” for a date shall be equal to the average of the daily closing prices for the five (5) consecutive trading days before such date excluding any trades which are not bona fide arm’s length transactions. The closing price for each day shall be (a) if such security is listed or admitted for trading on any national securities exchange, the last sale price of such security, regular way, or the mean of the closing bid and asked prices thereof if no such sale occurred, in each case as officially reported on the principal securities exchange on which such security are listed, or (b) if quoted on NASDAQ or any similar system of automated dissemination of quotations of securities prices then in common use the mean between the closing high bid and low asked quotations of such security in the over-the-counter market as shown by NASDAQ or such similar system of automated dissemination of quotations of securities prices, as reported by any member firm of the New York Stock Exchange selected by the Lender, (c) if not quoted as described in clause (b), the mean between the high bid and low asked quotations for the shares as reported by NASDAQ or any similar successor organization, as reported by any member firm of the New York Stock Exchange selected by the Lender. If such security is quoted on a national securities or central market system in lieu of a market or quotation system described above, the closing price shall be determined in the manner set forth in clause (a) of the preceding sentence if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause (b) of the preceding sentence if actual transactions are reported

2.	The Lender agrees not to sell, transfer or assign any whole or part of the Convertible Note without the express written consent of the Borrower.

3.

This Amendment Agreement may be executed in counterparts which together shall form one and the same instrument. Sections 13 through 17 of the Convertible Note are incorporated by reference herein and made a part hereof.

IN WITNESS WHEREOF the parties hereto have executed this Amendment Agreement as of the day and year first above written.

DORAL ENERGY CORP.	W.S. OIL & GAS LIMITED
a Nevada corporation by its	a Texas limited partnership by its
authorized signatory:	authorized signatory:

/s/ H. Patrick Seale	/s/ Everett Willard Gray, II
Signature of Authorized Signatory	Signature of Authorized Signatory

H. Patrick Seale	Everett Willard Gray, II
Name of Authorized Signatory	Name of Authorized Signatory

President and Chief Operating Officer	General Partner
Position of Authorized Signatory	Position of Authorized Signatory